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                                                               Exhibit 10.15
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                      THIRD AMENDMENT TO CREDIT AGREEMENT
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    THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Third Amendment") dated as of this 10th day of February, 1995, by and between ABN AMRO BANK N.V. SAN
                                                   ----------------------
FRANCISCO INTERNATIONAL BRANCH AND/OR CAYMAN ISLANDS BRANCH ("Bank") and
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MEASUREX CORPORATION, a Delaware corporation ("Company"),
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                                 W I T N E S S E T H:

    WHEREAS, the parties hereto entered into that certain Credit Agreement, dated July 22, 1993, as amended by a First Amendment to Credit Agreement dated as of July 8, 1994 and a Second Amendment to Credit Agreement dated as of December 29, 1994 (as so amended, the "Credit Agreement"), pursuant to which Bank agreed to provide certain credit facilities to Company;

    WHEREAS, Company has requested Bank to amend two financial covenants set forth in the Credit Agreement; and

    WHEREAS, Bank has agreed to such an amendment upon the terms and subject to the conditions set forth herein:

    NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable considerations, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

    1.   Definitions.  All capitalized terms used herein and not otherwise
         -----------
defined herein shall have the meanings given to such terms in the Credit Agreement.

    2.   Amendment.  The Credit Agreement shall be and hereby is amended as
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follows:

         (a) Section 1.1 is amended by (i) deleting the definition of "Consolidated Tangible Net Worth" set forth therein and (ii) adding thereto, in the appropriate alphabetical order, new definitions of "Subsidiaries" and "Tangible Net Worth" to read in their entirety as follows :

              "Subsidiary" of any Person shall mean any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of

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                                                               Exhibit 10.15
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         Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

              "Tangible Net Worth" shall mean total assets (exclusive of
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         goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and premium, deferred charges and other like intangibles) less all liabilities (including accrued and deferred income taxes and subordinated liabilities).

         (b)  Section 5.7 is deleted.

         (c)  Section 6.3 is amended to read in its entirety as follows:

              Section 6.3  Quick Ratio.  At the end of each fiscal quarter of
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         the Company, the Company shall not permit on a consolidated basis the ratio of (a) the sum of cash, cash equivalents, short-term marketable investments (each as determined in accordance with GAAP), and receivables net of bad debt reserves maintained in accordance with GAAP, to (b) the sum of all amounts which would, in accordance with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries and, without duplication, all Syndicated Loans, to be less than 1.10 to 1.00. (As used in this Section 6.3, "Syndicated Loans" shall mean all loans outstanding under the Credit Agreement dated as of February 10, 1995 among the Company, the financial institutions from time to time parties to such agreement, and Bank of America National Trust and Savings Association, as agent for such financial institutions, as such agreement is amended, modified or replaced from time to time.)

         (d) Section 6.5 is amended by adding thereto at the end a new sentence to read in its entirety as follows:

         This Section 6.5 shall not be deemed to restrict the Company from selling or disposing of any Margin Stock consisting of common stock of the Company.

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                                                               Exhibit 10.15
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         (e)  Article 6 is further amended by adding thereto, immediately after
    Section 6.6, a new Section 6.7 to read in its entirety as follows:

              Section 6.7  Tangible Net Worth.  At the end of each fiscal
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         quarter of the Company, the Company shall not permit on a consolidated basis the Tangible Net Worth for the Company to be less than the sum of
         (1) $131,421,650 plus (b) 50% of quarterly net income for the Company for each fiscal quarter ending subsequent to the fiscal quarter ended November 27, 1994 with no reduction for net losses, plus (c) the sum of
         (1) 100% of the net proceeds for any capital stock issued by the
         Company after the fiscal quarter ended November 27, 1994 less (2) 100% of the net purchase price paid by the Company for repurchases of its outstanding shares of common stock pursuant to the Company's stock option and employee stock option plans; provided, however, that if the
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         amount determined pursuant to clause (2) of this clause (c) exceeds the amount under clause (1) of this clause (c) and such excess is greater than $5,00,000, then for purposes of this calculation, $5,000,000 shall be subtracted from the sum of clauses (a) and (b), and provided,
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         further, that the aggregate amount subtracted from the sum of clauses
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         (a) and (b) for any calendar year shall be limited to $5,000,000.

         (f)  Section 8.1(b) is amended to read in its entirety as follows:

              (b) The Company shall fail to observe or perform any covenant contained in Article 6;

    3.   Termination of Waiver.  In Section 3 of the Second Amendment to Credit
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Agreement dated as of December 29, 1994 between Borrower and Bank (the "Second
Amendment"), Bank waived compliance by Company with the financial covenant set forth in Section 6.3 of the Credit Agreement for the quarter ending March 5, 1995 and agreed that the failure of Company to comply with Section 6.3 for such quarter would not constitute an Event of Default. Such waiver and agreement are hereby terminated and are no longer of any force or effect.

    4.   Ratification of Credit Agreement.  Except as amended or waived hereby,
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all of the provisions set forth in the Credit Agreement remain in full force and effect. From and after the date hereof, any reference in the Credit Agreement to "this Agreement" shall mean the Credit Agreement as amended by this Third Amendment.

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                                                               Exhibit 10.15
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    5.   Severability.  If any provision of this Third Amendment shall be held
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to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    6.   Governing Law.  This Third Amendment shall be governed by and
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construed in accordance with the internal laws of the State of California.

    7.   Counterparts.  This Third Amendment may be executed in any number of
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counterparts, all of which together shall constitute a single instrument, and it shall not be necessary that any counterpart be signed by all the parties hereto.

    8.   Headings.  The headings hereof are for convenience only and are not
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intended to affect the meaning or interpretation of this Third Amendment.

    9.   Benefit of Agreement.  This Third Amendment shall inure to the benefit
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of, and be enforceable by Bank, Company, and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have caused this Third Amendment to Credit Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                                  MEASUREX CORPORATION


                                                  By ___________________________
                                                     Name: _____________________
                                                     Title: ____________________


                                                  By ___________________________
                                                     Name: _____________________
                                                     Title: ____________________


                                                  ABN AMRO BANK N.V.


                                                  By ___________________________
                                                     Name: _____________________
                                                     Title: ____________________

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                                                               Exhibit  10.15
                                                                        -----
                                                  By ___________________________
                                                     Name: _____________________
                                                     Title: ____________________

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